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                                                           EXHIBIT 10.4.F

                          CONSULTING SERVICES AGREEMENT

                           BETWEEN HEXCEL CORPORATION

                                       AND

                                ROBERT D. KRUMME


          CONSULTING SERVICES AGREEMENT, dated as of February ___, 1995 by and between HEXCEL CORPORATION ("Company") and ROBERT D. KRUMME ("Consultant").

          In consideration of the promises and agreements set forth herein, the parties hereto agree to the retention of Consultant by the Company on the following terms and conditions;

          IT IS AGREED:

          1. Consultant is presently employed by the Company as its Vice Chairman. Consultant shall continue serving as Vice Chairman until the effective date of the First Amended Plan of Reorganization proposed by the Company and the Official Equity Security Holders' Committee in the Company's Chapter 11 case (the "Effective Date").

          2. From and after the Effective Date, the Company shall retain Consultant as a consultant on the terms set forth herein. Consultant hereby agrees to the engagement as such a consultant from and after the Effective Date and agrees to perform such consulting services as are specified by the General Counsel or other senior officers of the Company to provide continuity relating to Consultant's responsibilities as Vice Chairman. Such services shall be performed at reasonable times and locations in light of Consultant's other





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commitments and schedule, and the Company undertakes to cooperate with
Consultant in the planning and organization of such consulting matters.

          3. The Company shall pay Consultant fees on a weekly basis equal to $200 per hour for consulting services rendered provided, however, that Consultant shall be paid fees equal to $100 per hour for travel time necessary to the performance of Consultant's responsibilities when Consultant is not otherwise performing compensable consulting services during such travel periods, and the Consultant shall continue to be covered for life and health insurance benefits during the term hereof on the same cost basis as charged to senior executives of the Company. Consultant shall render weekly invoices reflecting the services rendered as a condition to payment of consulting fees. The Company shall also reimburse Consultant for all business expenses reasonably incurred by him in the performance of his duties under this Agreement upon presentation of expense statements or vouchers or other supporting information as the Company may customarily require of its senior executives, and shall provide office support services at the Company's headquarters in furtherance of his consulting activities.

          4. The term of Consultant's retention hereunder shall commence on the Effective Date and shall continue until July 31, 1995, unless extended by mutual consent of the parties.

          5. The Company shall also pay to Consultant $125,000 on the Effective Date (the "Special Payment") in lieu of any confirmation bonus or severance to which Consultant may be entitled as a result of his employment as Vice Chairman of the Company.


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          6.   The Company shall withhold all applicable state, federal and local tax withholdings from the Special Payment.

          7. The Company's past practice for executive officers shall apply to Consultant with respect to any leased Company car.

          8. Upon termination of his retention by the Company or any time the Company may so request, Consultant will promptly deliver to the Company all memoranda, notices, records, reports, and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith which may then be in his possession or under his control.

          9. Consultant acknowledges and agrees that upon receipt of the Special Payment provided for herein, any and all obligations of the Company to Consultant arising out of or in connection with his employment with the Company, including without limitation any and all claims for severance, shall have been satisfied in full and Consultant acknowledges and agrees that he shall have no other rights or claims against the Company for severance, whether in contract or in tort, except as expressly set forth in this Agreement. Notwithstanding the foregoing, this Agreement does not in any way effect (i) Consultant's rights under the Company's benefit plans and agreements applicable to Consultant, including the Executive Deferred Compensation and Consulting Agreement, which rights following any termination of employment shall be governed by the terms of such plans or agreements, (ii) Consultant's right to indemnification from the Company against third party claims as provided by law, by the Company's charter and by-laws and by any agreement between the Company and Consultant, (iii) any coverage of Consultant under the Company's directors'


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and officers' liability insurance policy; (iv) and claim for salary and benefits and for reimbursement of expenses through the Effective Date; and (v) any claims set forth in proofs of claim filed by Consultant in the Company's chapter 11 case. The Company shall provide Consultant with indemnification to the fullest extent allowed by law for any acts or omissions to act while an employee of the Company or as a Consultant during the term of this Agreement.

          10. The effectiveness of this Agreement is subject to the occurrence of the Effective Date.

          11. When effective this Agreement shall supersede and replace any and all other agreements with respect to the subject matter hereof between the Company and Consultant. This Agreement contains the entire agreement of the parties hereto. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          12. Consultant shall execute and deliver such further documents, instruments and agreements and shall do such further acts and things as may be necessary or desirable and proper to effectuate the terms hereof, including without limitation, in consideration and as a condition to the payment of the Special Payment, a release of the Company in the form it then uses pursuant to its severance policy (except to the extent it is inconsistent with this Agreement). Consultant also agrees to execute and deliver documents effectuating his resignation as an officer and director of the Company, and at the time the Company requests, all subsidiaries of the Company and to surrender, relinquish and transfer to the Company or its designee any shares in any subsidiary of the Company. The Company


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agrees that it will take all steps necessary to cause Consultant to be duly removed as an officer and director of the Company and, upon its own initiative or upon Consultant's request, all subsidiaries of the Company, and shall maintain directors and officers liability insurance covering the Consultant during such time as Consultant holds directorship or officership positions.

          13. The Company and Consultant agree that any dispute as to the interpretation or enforcement of this Agreement shall be resolved by final and binding arbitration before a single arbitrator selected by mutual agreement or (failing agreement) selected in accordance with the rules of the American Arbitration Association then in effect (the "Arbitrator"). The award of the Arbitrator may include an award of the costs of arbitration.

          14. The terms of this Agreement shall be regarded as severable. If any term is found by the Arbitrator to be unenforceable, that shall not affect the enforceability of the remainder of the terms of the Agreement. If any term as written should be interpreted by the Arbitrator to be so broad as to be unenforceable, then such term shall be restricted as necessary to make such term enforceable to the fullest extent permitted by law.

          15. The Company and Consultant acknowledge that they have read this Agreement, that they are fully aware of its contents and of its legal effect, that the preceding paragraphs recite the sole consideration for this Agreement, that all agreements and understandings between the parties are embodied and expressed herein, that each party enters into this Agreement freely, without coercion, and based on the party's own judgment and not


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in reliance upon any representations or promises made by the other party, other than those contained herein.

          16. This Agreement shall be governed by and construed in accordance with the law of the State of California.

          17. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any person, partnership or corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the day and year first above written.

                              HEXCEL CORPORATION



                              By:
                                  -----------------------------


                              --------------------------------
                              ROBERT D. KRUMME


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